Exhibit 99.1

               Boots & Coots Announces Results for Third Quarter

    HOUSTON, Nov. 9 /PRNewswire-FirstCall/ -- Boots & Coots International Well Control, Inc. (Amex: WEL), a global prevention, emergency response and restoration company for the oil and gas industry, reported today that revenues for the third quarter ended September 30, 2004 were $3.3 million, compared with revenues of $8.1 million for the same period of 2003.

    The Company's loss from continuing operations was $1.3 million for the third quarter (prior year $0.5 million income), resulting in a net loss for the quarter of $1.3 million (prior year $0.8 million income). After deducting preferred stock dividends, net loss attributable to Common Shareholders was $1.6 million for the current period compared to $0.7 million income for the 2003 three-month period. Basic and diluted loss per share was each $0.05 and $0.05, respectively, as compared to income of $0.03 and $0.03, respectively, for the three-month comparable period. Earnings before interest, taxes, depreciation and amortization (EBITDA) were negative $0.5 million in the current period compared to positive $2.2 million in the same period for the prior year.

    For the nine months ended September 30, 2004, revenues were $14.7 million as compared with revenues of $27.0 million for the same period a year ago. In the current nine-month period EBITDA was $1.5 million as compared to $9.3 million in the prior period.

    The Company's loss from continuing operations was $0.8 million for the current nine-month period (prior period $5.6 million income) and its loss from discontinued operations was $0.025 million (prior period $0.4 million income), resulting in a net loss of $0.8 million (prior period $6.0 million net income). After deducting preferred stock dividends, net loss attributable to Common Shareholders was $1.4 million for the nine months ended September 30, 2004, versus a net income of $4.9 million for the 2003 nine-month period. Basic loss per share was $0.05 as compared to income of $0.24 for the nine-month comparable period. Diluted loss per share was $0.05 as compared to income of $0.24 for the nine-month comparable period.

    "During the quarter, we entered into two international SafeGuard agreements," stated Jerry Winchester, Chief Executive Officer. "We estimate that our revenues under these contracts will be approximately $23 million over the next five years. The Company has not earned any of this revenue through September 30, 2004, but we anticipate some fourth quarter revenues and a full year of these revenues in 2005. Along with our base revenues in WELLSURE(R), engineering and our other SafeGuard agreements, our Prevention Segment revenues are estimated to be in 2005 approximately $15 million. This will help provide a steady income stream and bring exceptional returns if response activity is high."


    Operational highlights include:
     * Prevention revenues were $1.9 million and $6.3 million for the third quarter and nine months, respectively. During the third quarter, the Company secured two major SafeGuard contracts worth approximately
        $23 million over the next five years.
     * Response revenues were $1.4 million and $8.4 million for the third quarter and nine months, respectively.
     * At September 30, the Company reported working capital of $3.0 million and long-term debt of $5.9 million.
     * Shareholders' Equity improved $0.175 million, from $0.380 million at December 31, 2003.

    About Boots & Coots

    Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the prevention, emergency response and restoration of blowouts and well fires around the world. Boots & Coots' proprietary risk management program, WELLSURE(R), combines traditional well control insurance with post-event response as well as preventative services, giving oil and gas operators and insurance underwriters a medium for effective management of well control insurance policies. For more information, visit the company's web site at http://www.bncg.com .

    Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov .

    Company contact: Kevin Johnson, Principal Accounting Officer, 281-931-8884, investorrelations@bncg.com .


                              (Tables to follow)


                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                         SUMMARY OF OPERATING RESULTS

           Three and Nine Months Ended September 30, 2004 and 2003
                                 (UNAUDITED)
                   (in thousands except per share amounts)

                                   Three Months Ended    Nine Months Ended
                                       September 30,          September 30,
                                      2004       2003        2004       2003

    Revenue                         $3,308     $8,051     $14,655    $27,008

    Earnings (Loss) Before
     Interest, Taxes,
     Depreciation and Amortization   ($475)    $2,197      $1,505     $9,329

    Income (Loss) From Continuing
     Operations*                   ($1,310)      $476       ($817)    $5,628

    Income (Loss) From Discontinued
     Operations, net of tax           ($23)      $360        ($25)      $375

    Net Income (Loss)*             ($1,333)      $836       ($842)    $6,003

    Preferred Dividend
     Requirements and Accretion       $219       $107        $535     $1,104

    Net Income (Loss) Attributable
     to Common Shareholders*       ($1,552)      $729     ($1,377)    $4,899

    Basic Earnings Income (Loss)
     Per Common Share:
        - Continuing Operations      (0.05)      0.02       (0.05)      0.22
        - Discontinued Operations    (0.00)      0.01       (0.00)      0.02
        - Net Income (Loss)          (0.05)      0.03       (0.05)      0.24

    Diluted Earnings Income (Loss)
     Per Common Share:
        - Continuing Operations      (0.05)      0.02       (0.05)      0.22
        - Discontinued Operations    (0.00)      0.01       (0.00)      0.02
        - Net Income (Loss)          (0.05)      0.03       (0.05)      0.24

    Weighted Average Common Shares
     Outstanding
        - Basic                     28,405     26,232      27,380     20,132
        - Diluted                   28,405     26,265      27,380     20,249

    * Includes non-cash, non
      recurring income (expense) of:  none      ($900)       none    ($1,300)


                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          UNAUDITED RECONCILIATION BETWEEN CONSOLIDATED STATEMENT OF OPERATIONS AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION


           Three and Nine Months Ended September 30, 2004 and 2003
                                (in thousands)

                                   Three Months Ended      Nine Months Ended
                                      September 30,           September 30,
                                    2004         2003       2004        2003

    Net Income (Loss)             ($1,333)       $836      ($842)     $6,003

    (Income) Loss from
     Discontinued Operations,
     Net of Income Taxes              $23       ($360)       $25       ($375)

    Income Tax Expense               $247        $187       $856        $762

    Interest Expense and Other       $309      $1,272       $686      $2,178

    Depreciation and Amortization    $279        $262       $780        $761

    Earnings (loss) Before
     Interest, Taxes,
     Depreciation and Amortization  ($475)     $2,197     $1,505      $9,329


                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEET

                                (in thousands)

                                                 September 30,  December 31,
                                                     2004           2003
                                                  (unaudited)

    Current Assets                                  $11,100        $16,323

    Current Liabilities                              $8,073(A)      $6,948

    Total Working Capital                            $3,027         $9,375

    Total Assets                                    $15,133        $19,726

    Long Term Debt and Notes Payable                 $5,850        $10,385

    Total Liabilities                               $14,578        $19,346

    Total Shareholders' Equity                         $555           $380

     (A) Includes $652 for Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement.

      Investor Contact:   Jennifer Tweeton
                          VOLLMER
                          713-970-2100
                          jennifert@vollmerpr.com

                          Stan Altschuler / Richard Cooper
                          Strategic Growth International
                          212-838-1444
                          info@sgi-ir.com



SOURCE  Boots & Coots International Well Control, Inc.
    -0-                             11/09/2004
    /CONTACT: Jennifer Tweeton of VOLLMER, +1-713-970-2100, or jennifert@vollmerpr.com ; or Stan Altschuler or Richard Cooper, both of Strategic Growth International, +1-212-838-1444, or info@sgi-ir.com , all for Boots & Coots International Well Control, Inc./
    /Web site:  http://www.bncg.com /
    (WEL)

CO:  Boots & Coots International Well Control, Inc.
ST:  Texas
IN:  OIL
SU:  ERN